Smith Barney Futures Management LLC
                         388 Greenwich Street, 7th Floor
                          New York, New York 10013-2396

June 11, 2001


Beacon Management Corporation
47 Hullfish Street
Princeton, N.J. 08542

Attention:  Mr. Mark Stratton

     Re: Management Agreement Renewals

Dear Mr. Stratton:

     We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the "Management Agreements"). We are extending the term of the Management Agreements through June 30, 2002 and all other provisions of the Management Agreements will remain unchanged.

o        Smith Barney Diversified Futures Fund L.P. II
o        Salomon Smith Barney Orion Futures Fund L.P.
o        Smith Barney Diversified 2000 Futures Fund L.P.

     Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-723-8985. If you have any questions I can be reached at 212-723-5435.

Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT LLC


By:      /s/   Daniel R. McAuliffe, Jr.
         ----------------------------------
         Daniel R. McAuliffe, Jr.
         Chief Financial Officer & Director

AGREED AND ACCEPTED

BEACON MANAGEMENT CORPORATION

By:      /s/      Mr. Mark Stratton
         ---------------------------------

Print Name:     Mr. Mark Stratton
               Chief Financial Officer

DRMcA/sr